EXHIBIT 21.1

                     List of PDV America, Inc. Subsidiaries

Subsidiary                                                          Jurisdiction

CITGO Petroleum Corporation.............................................Delaware
   Cit-Con Oil Corporation..............................................Delaware
   CITGO Canada Petroleum Corporation...................................Delaware
   CITGO Funding Corporation............................................Delaware
   CITGO Funding Corporation II.........................................Delaware
   CITGO Industrial Products Trading Corporation........................Delaware
   CITGO International Supply Company...................................Delaware
   Champlin Corporation.................................................Delaware
   CITGO Puerto Rico Petroleum Corporation..............................Delaware
   CITGO Venezuela Supply Company.......................................Delaware
   Cities Service Company...............................................Delaware
   Petro-Chemical Transport, Inc...........................................Texas
   CITGO Refining Investment Company....................................Oklahoma
   Trimark Insurance Company Ltd.........................................Bermuda
   CITGO Investment Company.............................................Delaware

      Cumene Associates, Inc............................................Delaware
         Texas Phenol Plant Limited Partnership............................Texas

   CITGO Pipeline Investment Company....................................Delaware
      CITGO Pipeline Company............................................Delaware
      CITGO Products Pipeline Company...................................Delaware
      Lafitte Gas Pipeline Company......................................Delaware
      CITGO East Coast Oil Corporation..................................Delaware

   CITGO Asphalt Refining Company.....................................New Jersey
   TCP Petcoke Corporation..............................................Delaware
   TCP Venezuela, Inc...................................................Delaware
   CITGO Refining and Chemicals Company L.P.............................Delaware

PDV USA, Inc............................................................Delaware
VPHI Midwest, Inc.......................................................Delaware

   PDV Midwest Refining, L.L.C..........................................Delaware


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